EXHIBIT 23
Deloitte & Touche LLP
424 Church Street
Suite 2400
Nashville, TN 37219
USA
Tel: 615 259 1800
www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of the Willis 401(k) Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the Willis 401(k) Retirement Savings Plan for the year ended December 31, 2009.
Nashville, Tennessee
June 25, 2010
Member of
Deloitte Touche Tohmatsu